UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2011

Puda Coal, Inc.
(Exact name of registrant as specified in its charter)

333-85306
(Commission File Number)

Delaware	65-1129912
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

 426 Xuefu Street, Taiyuan, Shanxi Province,
The People’s Republic of China
(Address of principal executive offices, with zip code)

011 86 351 228 1302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As disclosed in the current Report on Form 8-K on April 12, 2011, on April 9, 2011 the Audit Committee of Puda Coal, Inc. (the “Company”) was authorized by the Company’s Board of Directors to investigate the allegations raised in an article published online by a short seller of the Company’s stock, Alfred Little, on April 8, 2011.  In the article, Alfred Little alleged that Ming Zhao, the Chairman of the Company’s Board of Directors, engaged in a number of undisclosed transactions involving the ownership of Shanxi Puda Coal Group Co., Ltd. (“Shanxi Coal”), the Company’s operating subsidiary in China.  On August 30, 2011, the Audit Committee presented its interim findings to the Company’s Board of Directors.

The investigation has been constrained by certain limitations, including, among other things, the lack of cooperation by key individuals, limited access to individuals in China who have knowledge of the allegations, and restrictions on evidence gathering in China.  Subject to these and other limitations, below is a summary of the findings of the Audit Committee to date.  These findings are interim in nature, do not reflect all of the matters examined in the context of the investigation or all of the conflicting evidence obtained with respect to the matters under investigation, and are subject to revision if additional facts are uncovered.

(1)           Allegations Concerning the Transfer of 90% Ownership of Shanxi Coal to Ming Zhao in September 2009.

The Audit Committee has found that Ming Zhao arranged for Shanxi Putai Resources Limited (“Putai”), another subsidiary of the Company and the parent company of Shanxi Coal, to transfer its 90% ownership (and thereby the Company’s indirect 90% ownership) of Shanxi Coal to himself in September 2009 (the “90% Transfer”) and that Yao Zhao, Ming Zhao’s brother and the legal representative of Putai under Chinese law, authorized the transfer.  The Audit Committee has also found that Liping Zhu, the Company’s CEO, President and director on the Board, was aware of the 90% Transfer but did not disclose it to any other director.  Ming Zhao contends that this transfer was pursuant to a “Trusted Shareholding Agreement” that granted him merely nominal ownership of Putai’s 90% equity interest in Shanxi Coal but reserved beneficial ownership for Putai, and also states that he effectuated this transfer for a legitimate business purpose — to help Shanxi Coal obtain government approval to become a consolidator of coal mines.

(2)           Allegations Concerning the Transfer of 49% of Shanxi Coal to CITIC Trust Co., Ltd. (“CITIC”) for RMB245 Million in July 2010.

The Audit Committee has found that Ming Zhao signed various documents to further transfer 49% of the ownership of Shanxi Coal to CITIC in or around July 2010 (the “49% Transfer”), and that he did not disclose the 49% Transfer to the Audit Committee.  Ming Zhao claims that the 49% Transfer was subject to the Trusted Shareholding Agreement discussed above and, as such, beneficial ownership of the 49% equity in Shanxi Coal remained with Putai.  Ming Zhao stated, however, that he did not tell CITIC about the Trusted Shareholding Agreement or his “nominal” ownership of Shanxi Coal, nor is there any evidence that the Trusted Shareholding Agreement was filed in any government registry.  The investigation did not find any evidence that Ming Zhao personally received any funds from CITIC in exchange for the 49% Transfer, but documents in connection with this transaction, among other things, state that he received consideration in the form of trust units in CITIC’s trust plan.

(3)           Allegations Concerning the 3-Year “Loan” from CITIC as Being Initially Funded for RMB2.5 Billion, and then Increased to RMB3.5 Billion.

The Audit Committee has found conflicting evidence with respect to these allegations.  The Audit Committee found evidence that would support finding that CITIC loaned money to Shanxi Coal, including but not limited to the following: (a) Ming Zhao signed agreements with CITIC to obtain RMB2.5 billion in financing for Shanxi Coal in July 2010; (b) pursuant to the terms of these agreements, this financing appeared to be a functional equivalent of a “loan” that had to be repaid by Shanxi Coal within three years at a 12.5% annual interest and 2% annual fees; (c) documents reflect that this “loan” increased to RMB3.5 billion in November 2010; (d) CITIC stated in various publications, among other things, that it has funded the “loan” to Shanxi Coal, and Shanxi Coal used such funds to pay for its acquisition of coal mines and for technological upgrades to existing coal mines; and (e) various CITIC representatives orally confirmed the funding of such a “loan.”

The Audit Committee, however, has also found evidence that is inconsistent with the CITIC reports stating that the CITIC “loan” had been funded, including but not limited to: (a) Ming Zhao’s repeated denial that CITIC has funded the “loan” to Shanxi Coal; (b) on August 31, 2011, Ming Zhao, through his counsel, provided the Audit Committee with a letter purportedly from CITIC stating (i) that CITIC has not advanced any funds to Shanxi Coal in connection with the credit facility that CITIC established for Shanxi Coal; and (ii) that none of CITIC Trust or any of its subsidiaries or any of its affiliates has ever brought or will bring any claim in respect of any pledge on or ownership interest in any shares in or assets of Shanxi Coal or any of its affiliates;  (c) Ming Zhao’s claims, made through his counsel, that numerous inaccuracies exist in reports issued by CITIC rendering the reports wholly unreliable; and (d) the lack of any documentary evidence demonstrating CITIC’s lending of funds to Shanxi Coal.  Ming Zhao, through his counsel, claims that the lack of funding makes the 49% Transfer and the 51% pledge (discussed below) ineffective, as the transfer and pledge were both part of the overall financing transaction with CITIC.

The investigation into these allegations has been complicated by the general limitations noted above and further by, among other things, claims by Ming Zhao’s counsel that Chinese law does not allow Ming Zhao to authorize CITIC to respond to the Audit Committee’s requests for interviews and documents, and CITIC’s claim that Shanxi Coal will not authorize it to share information based on confidentiality provisions in the agreements between Shanxi Coal and CITIC.  As a result, at this time, the Audit Committee cannot verify the authenticity of, or the information contained in, the above-mentioned letter from CITIC, and might not be able to do so unless Ming Zhao, CITIC and other third parties located in China provide verifiable evidence relating to these allegations.

 (4)           Allegations Concerning Ming Zhao and Wei Zhang’s Pledge of Shanxi Coal’s Remaining 51% to CITIC as Security Interest for a 3-Year “Loan”.

The Audit Committee has found that Ming Zhao and Wei Zhang, a Shanxi Coal employee and a 1% shareholder of Shanxi Coal, signed agreements pledging their 51% equity interest in Shanxi Coal to CITIC in July 2010.  Similar to the other transactions with CITIC, the 51% pledge to CITIC was not disclosed to the Audit Committee prior to the Audit Committee’s investigation.

(5)           Allegations Concerning the Creation of Shanxi Puda Mining Industry, Ltd. (“Puda Mining”) as a New Parent Company of Shanxi Coal, the Transfer of 51% of Shanxi Coal to Puda Mining, and Puda Mining’s Re-Pledge of 51% of Shanxi Coal to CITIC.

The Audit Committee has found that, in or around March 2010, Ming Zhao caused Puda Mining, which was initially a subsidiary of Shanxi Coal, to become a new parent company of Shanxi Coal without prior disclosure to or approval from the Audit Committee.  Additionally, the Audit Committee has found that Ming Zhao and Wei Zhang transferred their 51% equity interest in Shanxi Coal to Puda Mining in December 2010.  The Audit Committee has further found that Puda Mining then re-pledged its 51% equity interest in Shanxi Coal to CITIC.  Ming Zhao contends that the Puda Mining pledge of 51% of Shanxi Coal to CITIC is not effective because no funding of the “loan” has occurred.

(6)	Additional Matters Identified during the Investigation.

(a)
The Audit Committee has identified a number of instances throughout 2010 and early 2011 when Ming Zhao made affirmative statements (directly and indirectly) to the Company’s financial employees and to the Audit Committee that, among other things, Putai owned 90% of Shanxi Coal, without disclosing the 90% Transfer, the 49% Transfer, the purported Trusted Shareholding Agreement, or the transactions with CITIC.

(b)
The Audit Committee has identified several additional instances of ownership changes relating to the Company’s Chinese subsidiaries that were also not disclosed to the Audit Committee at the time they were executed.  For example, government registry documents show that Ming Zhao signed documents that permitted a company called Shanxi Longxin Coke Limited to temporarily become a majority shareholder of Shanxi Coal in March and April 2010.  Government registry documents also demonstrate that, on or about April 26, 2011 the ownership of Puda Mining was transferred from Putai (99.55%) and Ming Zhao (0.45%) to Ming Zhao (99%) and Wei Zhang (1%), respectively, but Ming Zhao, through counsel, provided documents to the Audit Committee showing that, as of August 3, 2011, the ownership of Puda Mining had been transferred back to Putai (99.55%) and Ming Zhao (0.45%).  Additionally, in June 2011, Ming Zhao signed “restructuring” agreements that purportedly transfer all assets from Shanxi Coal to Putai and Puda Mining.  Ming Zhao states that he transferred these assets to alleviate concerns that CITIC has interest in Shanxi Coal’s assets.  No disclosure of these agreements was made to the Audit Committee prior to their execution, nor has Ming Zhao provided any evidence that these asset transfer agreements have been filed in a government registry.

On September 1, 2011, the Company issued a press release announcing that the Company disclosed the interim findings of the Audit Committee in the internal investigation in this Current Report on Form 8-K.  A copy of the press release is furnished herewith as Exhibit 99.1.

On May 9, 2011, the Company received a subpoena from the Securities and Exchange Commission (the “Commission”) which states that the staff of the Commission is conducting an investigation into the matter In re Puda Coal, Inc. and orders the Company and each of its parent entities, subsidiaries and affiliates to produce documents to the Commission by May 20, 2011.  According to the subpoena, the investigation by the Commission should not be construed as an indication by the Commission or its staff that any violation of law has occurred, or as a reflection upon any person, entity or security.  The Company has received extensions to the return date and is working on responding to the subpoena.

Item 9.01   Financial Statements and Exhibits

(99)	Exhibits

The exhibit listed in the following Exhibit Index is furnished with this report.

Exhibit No.	Description

99.1	Press Release dated September 1, 2011 announcing the filing of a Current Report on Form 8-K with the SEC which contains interim results of the Audit Committee’s internal investigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUDA COAL, INC.

Date: September 1, 2011	By:	/s/ Qiong Wu
Qiong Wu
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 1, 2011 announcing the filing of a Current Report on Form 8-K which contains interim results of the Audit Committee’s internal investigation.